As filed with the Securities and Exchange Commission on May 9, 2003
Registration No. 333-60698

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UST INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1193986

(State of incorporation)	(I.R.S. employer identification no.)

100 West Putnam Avenue Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip code)

2001 Stock Option Plan/Amended and Restated Stock Incentive Plan
(Full title of the plan)

Richard H. Verheij, Esq.
Executive Vice President and General Counsel
UST Inc.
100 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 661-1100

(Name, address and telephone number, including area code, of agent for service)

With Copies to:

David J. Friedman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-2218

Item 8. Exhibits
SIGNATURES
LIST OF EXHIBITS
EX-23.1: CONSENT OF ERNST & YOUNG LLP

Name Change

     The purpose of this Post-Effective Amendment No. 1 to Registration Statement No. 333-60698 (the “Post-Effective Amendment”) is to reflect the amendment and restatement of the 2001 Stock Option Plan and its name change to the “Amended and Restated Stock Incentive Plan.”

Explanatory Note

     On May 11, 2001, UST Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-60698) registering 6,000,000 shares of common stock, par value $0.50 per share (the “Common Stock”), for issuance in accordance with the terms of Registrant’s 2001 Stock Option Plan. Such registration statement is incorporated herein by reference. On February 20, 2003, Registrant’s Board of Directors approved, subject to stockholder approval at the May 6, 2003 Annual Meeting of stockholders, the amendment and restatement of the 2001 Stock Option Plan as the Amended and Restated Stock Incentive Plan providing for, in addition to the grant of stock options, additional equity-based awards including restricted stock, performance stock and stock units. On May 6, 2003, stockholders approved the adoption of the Amended and Restated Stock Incentive Plan.

Item 8. Exhibits

     The following exhibits are filed as part of this Post-Effective Amendment or incorporated herein by reference.

Exhibit No.	Description

4.1	UST Inc. Amended and Restated Stock Incentive Plan, incorporated herein by reference to Appendix II to Registrant’s 2003 Notice of Annual Meeting and Proxy Statement dated March 27, 2003.

23.1	Consent of Ernst & Young LLP, independent auditors.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 6th day of May, 2003.

UST INC. (Registrant)

By /s/ Vincent A. Gierer, Jr.

Name: Vincent A. Gierer, Jr. Title: Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment has been signed below by the following persons on behalf of Registrant and in the capacities indicated on May 6, 2003.

Signature	Title

/s/ Vincent A. Gierer, Jr. Vincent A. Gierer, Jr.	Chairman of the Board, Chief Executive Officer and President; Director (Principal Executive Officer)

/s/ Robert T. D’Alessandro Robert T. D’Alessandro	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ James D. Patracuolla James D. Patracuolla	Vice President and Controller (Principal Accounting Officer)

/s/ John P. Clancey John P. Clancey	Director

/s/ Edward H. DeHority, Jr. Edward H. DeHority, Jr.	Director

Patricia Diaz Dennis	Director

/s/ Elaine J. Eisenman Elaine J. Eisenman	Director

/s/ Edward T. Fogarty Edward T. Fogarty	Director

/s/ Joseph E. Heid Joseph E. Heid	Director

/s/ Peter J. Neff Peter J. Neff	Director

/s/ Lowell P. Weicker, Jr. Lowell P. Weicker, Jr.	Director

LIST OF EXHIBITS

Exhibit No.	Description

4.1	UST Inc. Amended and Restated Stock Incentive Plan, incorporated herein by reference to Appendix II to Registrant’s 2003 Notice of Annual Meeting and Proxy Statement dated March 27, 2003.

23.1	Consent of Ernst & Young LLP, independent auditors.